United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2011 (April 12, 2011)

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Arizona	0-52282	86-1032927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258
 (Address of principal executive offices) (Zip Code)

(480) 966-2020
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

This Amendment No.1 (the "Amendment") to the Form 8-K filed on May 16, 2011 (the "Original 8-K") is filed solely to provide a revised redacted version of the Entrustment Contract on Listing on the U.S. Stock Markets (the "Agreement") between EastBridge Investment Group Corporation (the "Company") and China Golden Eagle Automobile Sales Co., Ltd., in response to a comment received from the Securities and Exchange Commission on the confidential treatment request submitted by the Company.  The remainder of the Original 8-K remains unchanged by this Amendment.

ITEM 9.01  Financial Statements and Exhibits.

Exhibits	Description

10.25
Translated Entrustment Contract on Listing on the U.S. Stock Markets among EastBridge Investment Group Corporation, Hangzhou HaoHai Culture Media Co., Ltd. and China Golden Eagle Automobile Sales Co., Ltd., dated April 12, 2011 (confidential treatment requested for redacted portions)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastBridge Investment Group Corp., an Arizona corporation

Dated: November 17, 2011	By:	/s/ Norman Klein
Norman Klein, CFO

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